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                      [LETTERHEAD OF CLARK, WILSON]


                                       Reply attention of: David J. Cowan
                                       Direct Telephone: (604) 643-3178
                                       Email Address: djc@cwilson.com
                                       Our File No.: 11718-1


June 29, 1998

Spectrum Signal Processing Inc.
8525 Baxter Place
100 Production Court
Burnaby, B.C.
V5A 4V7

Dear Sirs:

                  We refer to the registration statement and amendments thereto on Form F-3 ("Registration Statement"), filed by Spectrum Signal Processing Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 772,626 previously issued shares (the "Shares") of the Company's common shares and a further 110,375 shares (the "Warrant Shares") of the Company's common shares to be issued by the Company upon the exercise of certain previously issued share purchase warrants (the "Warrants").

                  As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, the Shares and the Warrant Shares have been duly and validly authorized and the Shares have been and the Warrant Shares will be, upon exercise of the Warrants in accordance with their terms, legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and reference to this firm under the captions "Enforceability of Civil Liabilities" and "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an


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admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                      Yours truly,

                                                      /s/ Clark Wilson
                                                      ----------------
                                                      CLARK, WILSON


DJC/wpc